SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2005

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas
(Address of principal executive offices)	77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 11, 2005, Natural Resource Partners L.P. closed the first of three separate transactions to acquire coal reserves in the Illinois Basin. The first transaction for $35 million was funded with $32 million through the Partnership’s existing credit facility and $3 million in cash. The reserves were purchased from Steelhead Development Company, LLC and are leased to Williamson Energy LLC, both affiliates of Cline Resource & Development Company.

     Reserves associated with the first transaction are approximately 47.5 million tons, approximately 75% of which are owned in fee. NRP will receive an override on the remaining tons.

     Steelhead Development obtained its final mining permits and has started preparation work to develop the mine. The second closing is anticipated to occur in the first quarter of 2006 with the third to follow in mid-2006. Each closing is precedent on certain closing conditions.

     The press release announcing the closing of the acquisition is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1 Press Release dated July 12, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
	By:	NRP (GP) LP its General Partner
	By:	GP Natural Resource Partners LLC its General Partner
/s/ Wyatt L. Hogan Wyatt L. Hogan Vice President and General Counsel
Dated: July 12, 2005

EXHIBIT INDEX

99.1     Press Release dated July 12, 2005.